Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-208556 on Form F-4 of Coca-Cola European Partners Limited of our report dated December 15, 2015 related to the consolidated financial statements of Coca-Cola Iberian Partners, S.A. as of and for the years ended December 31, 2014 and 2013, appearing in the proxy statement/prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such prospectus.

/s/ Deloitte, S.L.

Madrid, Spain

January 28, 2016